Exhibit 99.2

 ENSERVCO Schedules Second Quarter

Earnings Release and Conference Call

DENVER, CO – August 4, 2016 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will release its second quarter financial results before the U.S. stock market opens on Friday, August 12, 2016. Following the release, management will host a conference call and simultaneous webcast to discuss the quarter and subsequent operational developments.

The conference call will begin at 11 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through August 19, 2016, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13642463.

To listen to the webcast, participants should access the ENSERVCO website, located at www.enservco.com, and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. Participants can also connect directly to the webcast at: http://www.investorcalendar.com/IC/CEPage.asp?ID=175217. A replay of the webcast will be available for 90 days.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas fields and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Contact:

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone 303-393-7044

Email: jay@pfeifferhigh.com